Exhibit 3.4

BY-LAWS

OF

ECHOSTAR LEASING CORPORATION

ARTICLE I.

Meetings of Stockholders

Section 1.  Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the date and at the time and place fixed from time to time by the board of directors (“Board of Directors”) of EchoStar Leasing Corporation (the “Company”) , within or without the State of Delaware or at such other time as shall be designated by the Board of Directors.

Section 2.  Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President or the Board of Directors. Special meetings shall be held at the principal office of the Company or at such other place as the Board of Directors or the President may determine.

Section 3.  Time and Place of Meetings. All meetings of the stockholders shall be held at such times and places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, by the President or as shall be specified or fixed in the respective notices or waivers of notice thereof.

(a)           Notice of Meetings. Except as otherwise expressly required by law or by the Certificate of Incorporation of the Company, notice of each meeting of the stockholders shall be given, at least fifteen (15) days in the case of an annual meeting, and ten (10) days in the case of a special meeting, before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting: (i) by mailing such notice in a postage prepaid envelope addressed to the stockholder at the stockholder’s last post-office address appearing on the stock records of the Company; or (ii) by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail or private carrier or by personal delivery to the stockholder, and, if so given, shall be effective when actually received by the stockholder. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. At special meetings of stockholders no business other than that specified in the notice of the meeting or germane thereto shall be transacted at such meeting. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given. Notice of any meeting of stockholders may be waived in writing by a majority of the stockholders entitled to vote thereat.

Section 4.  Quorum. At each meeting of the stockholders, except as otherwise expressly required by law or by the Certificate of Incorporation, stockholders holding a majority of the shares of stock of the Company, issued and outstanding, and entitled to be voted thereat, shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as Secretary of, such meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present or represented. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called; provided, however, that, if new notice is given of the adjourned meeting, then such notice shall state the purpose or purposes of the adjourned meeting sufficiently to permit action on such. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for such adjourned meeting.

Section 5.  Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a)           the President or his designee;

(b)           a person designated by the Board of Directors to act as chairman of said meetings and to preside thereat;

(c)           a stockholder of record of the Company who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary, or, if he or she shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

Section 6.  Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business at any meeting at which a quorum is present may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat; provided that at special meetings of stockholders no business other than that specified in the notice of the meeting or germane thereto shall be transacted.

Section 7.  Proxies, Acceptance of Votes and Consents.

(a)           A stockholder may vote either in person or by proxy.

(b)           An appointment of a proxy shall not be effective against the Company until such appointment is received in writing by the Company. Any such appointment shall be valid for eleven months or for such other period as may be expressly provided in the appointment form.

(c)           Except as provided by law, the Company may accept or reject any appointment of a proxy, revocation of appointment of a proxy, vote, consent, waiver or other writing purportedly signed by or for a stockholder.

Section 8.  Voting. Each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Company held by the stockholder and registered in the stockholder’s name on the books of the Company on the date fixed or determined pursuant to the provisions of  Section 5 of Article V of these By-Laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting.

Shares of its own stock belonging to the Company shall not be voted directly or indirectly. Any vote on stock of the Company may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by the stockholder’s proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Company or to the Secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the stockholder shall in writing so notify the Secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders all matters, except as otherwise provided in these By-Laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Subject to Article II, Section 3, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by the stockholder’s proxy, if there be such proxy.

Section 9.  List of Stockholders. It shall be the duty of the Secretary or other officer of the Company who shall have charge of its stock ledger to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to said meeting either at a place within the city where said meeting is to be held and which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held, and such list shall be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or such list or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

Section 10.  Inspectors or Judges. The Board of Directors, in advance of any meeting of stockholders, may appoint one or more inspectors or judges to act at such meeting or any adjournment thereof. If the inspectors or judges shall not be so appointed, or if any of them shall fail to appear or act, the chairman of such meeting shall appoint the inspectors or judges, or such replacement or replacements therefor, as the case may be. Such inspectors or judges, before entering on the discharge of their duties, shall take and sign an oath or affirmation faithfully to execute the duties of inspectors or judges at meetings for which they are appointed. At such a meeting, the inspectors or judges shall receive and take in charge the proxies and ballots and decide all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes. An inspector or judge need not be a stockholder of the Company, and any officer of the Company may be an inspector or judge on any question other than a vote for or against his election to any position with the Company.

Section 11.  Action Without a Meeting. Except as otherwise provided by law or by the Certificate of Incorporation of the Company, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any stockholder who has signed a writing describing and consenting to an action taken pursuant to this Section may revoke such consent by a writing signed by the stockholder describing the action and stating that the stockholder’s prior consent thereto is revoked, if such writing is received by the Company before the effectiveness of the action.

ARTICLE II.

Board of Directors

Section 1.  General Powers. Subject to the provisions of the Certificate of Incorporation of the Company, the business, properties and affairs of the Company shall be managed by the Board of Directors, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Company, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Company, to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Company and over its seal, without specific authority in each case, and, by resolution adopted by a majority of the whole Board of Directors, to appoint committees of the Board of Directors, the membership of which may consist of one or more directors, and which may, except as limited by the Certificate of Incorporation of the Company, advise the Board of Directors with respect to any matters relating to the conduct of the Company’s business. In addition, the Board of Directors may exercise all the powers of the Company and do all lawful acts and things which are not reserved to the stockholders by law or by the Certificate of Incorporation of the Company or by these By-Laws.

Section 2.  Number and Time of Holding Office. Subject to the requirements of the laws of the State of Delaware, the number of directors shall be four. There shall be at least one Independent Director (as defined by the Company’s Certificate of Incorporation). Subject to Section 7 of the Certificate of Incorporation of the Company, each of the directors of the Company shall hold office until the expiration of his or her term and until his or her successor shall be elected or until their earlier death, resignation, retirement, disqualification or removal. Directors need not be stockholders.

Section 3.  Election of Directors. Subject to the requirements of Section 7 of the Certificate of Incorporation of the Company, at each meeting of the stockholders for the election of directors, at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Such election shall be by ballot, provided, however, a nomination shall be accepted and votes cast for a nominee shall be counted by the inspectors or judges of the election, only if the Secretary of the Company has received at least 24 hours prior to the meeting a statement over the signature of the nominee that he or she consents to being a nominee and, if elected, intends to serve as a director.

Section 4.  Organization and Order of Business. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a)           the President or his designee;

(b)           a person designated by the Board of Directors; or

(c)           any director chosen by a majority of the directors present thereat.

The Secretary, or in case of his or her absence any Assistant Secretary (who shall be present thereat) or the person (who shall be present thereat) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof The order of business at each meeting of the Board of Directors shall be determined by the chairman of such meeting.

Section 5.  Resignations. Any director may resign at any time by giving written notice of his or her resignation to the President or the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.  Vacancies. Subject to the requirements of Section 7 of the Certificate of Incorporation of the Company, in case of any vacancy on the Board of Directors, a director to fill the vacancy for the unexpired portion of the term being filled may be elected by the holders of shares of stock of the Company entitled to vote in respect thereof at an annual or special meeting of said holders or by a majority of the directors of the Company then in office though less than a quorum.

Section 7.  Meetings. The Board of Directors may hold regular or special meetings within or outside of Delaware. A regular meeting shall be held without notice immediately after and at the same place as the annual meeting of the stockholders. The Board of Directors may, by resolution, establish other dates, times and places for additional regular meetings, which may thereafter be held without further notice. Special meetings may be called by the President or by any two directors and shall be held at the principal office of the Company unless otherwise specified in the notice of the meeting. At any time when the Board of Directors consists of a single director, that director may act at any time, date or place without notice.

Section 8.  Special Meetings; Notice. Notice of a special meeting shall be given to every director at least twenty-four hours before the time of the meeting, stating the date, time and place of the meeting. The notice need not describe the purpose of the meeting. Notice may be given orally to the director, personally or by telephone or other wire or wireless communication. Notice may also be given in writing by telegraph, teletype, electronically transmitted facsimile, electronic mail or private carrier. Notice shall be effective at the earliest of (a) the time it is received; (b) five days after it is deposited in the United States mail, properly addressed to the last address for the director shown on the records of the Company, first class postage prepaid or (c) the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, in the United States mail and if the return receipt is signed by the director to whom the notice is addressed.

Section 9.  Quorum and Manner of Acting. Subject to the requirements of the Certificate of Incorporation of the Company, and except as otherwise provided in these By-Laws, the Certificate of Incorporation of the Company, or by law, at least one-half of the members of the Board of Directors at the time in office shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the affirmative vote of a majority of directors present at any such meeting, at which a quorum is present, shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum, a majority of the Board of Directors may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

Section 10.  Action by Consent. Unless otherwise restricted by the Certificate of Incorporation of the Company, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 11.  Committees. The Board of Directors may appoint standing committees of its members. Unless otherwise restricted by the Certificate of Incorporation of the Company, such committees shall have such powers as are conferred by these By-Laws or authorized by the Board of Directors. The members of all standing committees shall be appointed annually at the first meeting of the Board of Directors after the annual meeting of the stockholders and shall continue as members until their successors are appointed, subject to the power of the Board of Directors to remove any member of a committee at any time and to appoint a successor.

Section 12.  Meeting by Communications Equipment. Members of the Board of Directors or any committee appointed by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

ARTICLE III.

Officers

Section 1.  Election, Appointment, Term of Office. The officers of the Company shall consist of a President, Treasurer and Secretary.

(a)                                  Any officer may hold two or more offices, the duties of which can be consistently performed by the same person.

(b)                                 The Board of Directors, the President, and such other subordinate officers as the Board of Directors may authorize from time to time, acting singly, may appoint as additional officers one or more vice presidents, assistant secretaries, assistant treasurers, and such other subordinate officers as the Board of Directors, the President, or such other appointing officer deems necessary or appropriate.

(c)                                  All officers of the Company shall be regularly elected or appointed by the majority vote of the members of the Board of Directors at its first meeting after the annual meeting of the stockholders and shall hold office until the first meeting of the Board after the next annual meeting of the stockholders, and until their successors are elected or appointed.

(d)                                 If additional officers are elected or appointed during the year, they shall hold office until the next annual meeting of the Board of Directors at which officers are regularly elected or appointed and until their successors are elected or appointed.

(e)                                  A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

(f)                                    All officers and agents elected or appointed by the Board of Directors, the President, or such other appointing officer shall be subject to removal at any time by the Board of Directors or by the person appointing the officer, either for or without cause, by an affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting.

(h)                                 Any officer may resign at any time by giving written notice of resignation to any director (or to any director other than the resigning officer if the officer is also a director), to the President, to the Secretary or to the officer who appointed the officer. Acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides.

Section 2.  President. The President shall be the chief executive officer of the Company, and shall have the powers and perform the duties incident to that position. Subject to the Board of Directors, he or she shall be in general and active charge of the entire business and all the affairs of the Company, and shall be its chief policy-making officer. He or she shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Company and responsibility for the employment or appointment of such employees, agents and officers (except officers to be elected solely by the Board of Directors pursuant to Section 1 of this Article III) as may be required to carry on the operations of the business, and be or she shall have authority to fix the compensation of such agents and officers. He or she shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided herein.

Section 3.  Vice Presidents. Each Vice President, if any, shall have such powers and duties as shall be prescribed by the Board of Directors at the time of his or her election and such other powers and duties as may be assigned to him or her from time to time by the President or the Board of Directors.

Section 4.  Treasurer. The Treasurer shall be responsible for safeguarding the cash and securities of the Company and the formulation of the investment and financial policies of the Company. He or she shall keep a full and accurate account of all monies received and paid on account of the Company and shall render a statement of his or her accounts whenever the Board of Directors shall require. He or she shall have such other powers and duties as may be assigned to him or her by the President or the Board of Directors. In the absence of the Treasurer, the Assistant Treasurer, or such person as shall be designated by the President, shall perform the duties of the Treasurer.

Section 5.  Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and as provided in Section 6 of Article I and Section 4 of Article II of these By-Laws, shall keep the minutes of all proceedings at meetings of the stockholders and of the Board of Directors at which he or she is present, as well as of all proceedings at all meetings of committees of the Board of Directors on which he or she has served as Secretary and, where some other person has served as Secretary thereto, the Secretary shall maintain custody of the minutes of such proceedings. He or she shall affix the seal of the Company to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same have been signed on behalf of the Company by a duly authorized officer. He or she shall perform such other duties as may be assigned to him or her from time to time by the President or the Board of Directors.

Section 6.  Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the Board of Directors. Election or appointment of an officer shall not of itself create a contractual right to compensation for services performed as such officer.

ARTICLE IV.

Contracts, Checks, Drafts, Bank Accounts, Etc.

Section 1.  Execution of Documents by Officers. All of the officers of the Company elected as provided in Section 1 of Article III of these By-Laws, shall have power to execute and deliver any deeds, contracts, mortgages, bonds, debentures and other documents for and in the name of the Company.

All appointed officers shall have such powers with respect to execution and delivery of deeds, contracts, mortgages, bonds, debentures and other documents as may be assigned to them by the Board of Directors, the President, or such other appointing officer.

Section 2.  Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company or otherwise as the Board of Directors, the President, the Treasurer or the Assistant Treasurer shall direct in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Company to whom power in that respect shall have been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Company, checks, drafts and other orders for the payment of money which are payable to the order of the Company may be endorsed, assigned and delivered by any officer or agent of the Company.

Section 3.  Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, each of the officers of the Company elected or appointed as provided in Article III of the By-Laws may from time to time appoint an attorney or attorneys or agent or agents of the Company to exercise in the name and on behalf of the Company the powers and rights which the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other instruments as such officer may deem necessary or proper in order that the Company may exercise its said powers and rights.

ARTICLE V.

Shares and Their Transfer;

Examination of Books

Section 1.  Certificates for Stock. Every holder of stock of the Company shall be entitled to have a certificate or certificates, in such form as the Board of Directors shall prescribe, certifying the number of shares of stock of the Company owned by the stockholder. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Company by the person who was at the time of signing the chairman or vice chairman of the Board of Directors, or the President or a Vice President and by the person who was at the time of signing the Treasurer or the Assistant Treasurer, or Secretary or the Assistant Secretary and its seal shall be affixed thereto; provided, however, that the signatures of such officers of the Company and the seal of the Company may be facsimile. In case any officer or officers of the Company who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by certificates for stock of the Company, the number of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so canceled except in cases provided for in Section 4 of this Article V.

Section 2.  Transfers of Stock. Transfers of shares of the stock of the Company shall be made only on the books of the Company by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company, or with a transfer clerk or a transfer agent appointed as in Section 3  of this Article V provided, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company.

Section 3.  Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for stock of the Company. The Board of Directors may appoint or authorize any officer or officers to appoint one or more transfer clerks, any of whom may be employees of the Company, or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them; provided, however, that the signature of any transfer clerk, transfer agent, or registrar may be facsimile. In case any transfer clerk, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such transfer clerk, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such transfer clerk, transfer agent, or registrar at the date of issue.

Section 4.  Lost, Stolen, Destroyed and Mutilated Certificates. The owner of any stock of the Company shall immediately notify the Company of any loss, theft, destruction or mutilation of the certificate therefor, and the Company may issue a new certificate of stock in the place of any certificate theretofore issued by the Company, which is delivered to the Company, in the case of a mutilated certificate, or alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to furnish evidence to the Company, which it shall in its discretion determine is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and to give the Company a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board of Directors shall in its uncontrolled discretion determine, to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate.

Section 5.  Record Date. To determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors:

(a)                                  The Board of Directors may fix a future date as the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders.

(b)                                 A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting.

(c)                                  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Examination of Books by Stockholders. The Board of Directors may determine, from time to time, whether and to what extent, at what times and places, and under what conditions and regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Company, except as conferred by the laws of the State of Delaware or as authorized by resolution adopted by the Board or by the stockholders of the Company entitled to vote in respect thereof.

ARTICLE VI.

Offices

Section 1.  Registered Office and Agent. The registered office of the Company in the State of Delaware and the name of the resident agent in charge thereof shall be specified in the Articles of Incorporation for the Company.

Section 2.  Principal Office. The Company also may have an office or offices other than said office in Section 1 of this Article VI at such place or places, either within or without the State of Delaware, as provided in these By-Laws or as the Board may from time to time appoint or as the business of the Company may require.

Section 3.  Books and Records. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the Company may keep the books and records of the Company in such place or places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine or the business of the Company may require; provided, however, the principal accounting books and records of the Company, including the records of meetings of the Board of Directors, shall be kept at the principal office of the Company, unless otherwise determined by resolution of the Board of Directors.

ARTICLE VII.

Dividends

Subject to the provisions of law, of the Certificate of Incorporation of the Company and of these By-Laws, the Board of Directors may declare and pay dividends upon the shares of the stock of the Company either (a) out of its net assets in excess of its capital as computed in accordance with the provisions of the laws of the State of Delaware or (b) in case there shall be no such excess, out of its net profits for the fiscal year then current and/or the preceding fiscal year, whenever and in such amounts as, in the opinion of the Board of Directors, the condition of the affairs of the Company shall render it advisable. Dividends upon the shares of stock of the Company may be declared at any regular meeting of the Board of Directors and also at a special meeting.

ARTICLE VIII.

Seal

The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Company and the words and figures “Incorporated 2008 Delaware”, or words and figures of similar import. The seal or a facsimile thereof may be impressed or affixed or reproduced or other use made thereof by the Secretary or any Assistant Secretary or any other officer authorized by the Board.

ARTICLE IX.

Fiscal Years

The fiscal year may be adopted by resolution of the Board of Directors.

ARTICLE X.

Waiver of Notices

Whenever any notice whatever is required to be given pursuant to these By-Laws or by the Certificate of Incorporation of the Company or by the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, or by telegraph, cable, wireless or other form of recorded communication, whether before or after the time stated therein, or if such person shall attend a meeting, except when that person attends such meeting for the express purpose of objections at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any notice or written notice of waiver unless so required by the Certificate of Incorporation of the Company or by these By-Laws.

ARTICLE XI.

Indemnification

Section 1.  Definitions. As used in this Article XI:

(a)                                       “Corporations” includes any domestic or foreign entity that is a predecessor of the Company by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b)                                      “Director” means an individual who is or was a director of the Company or an individual who, while a director of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the Company’s request if his or her duties to the Company also impose duties on or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(c)                                       “Expenses” includes counsel fees.

(d)                                           “Liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan or reasonable expenses.

(e)                                            “Official capacity” means, when used with respect to a director, the office of director in the Company and, when used with respect to a person other than a director as contemplated in Section 7 of this Article XI, the office in the Company held by the officer or the employment, fiduciary or agency relationship undertaken by the employee, fiduciary or agent on behalf of the Company. “Official capacity” does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

(f)                                              “Party” includes a person who was, is or is threatened to be made, a named defendant or respondent in a proceeding.

(g)                                           “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

Section 2.  Authority to Indemnify Directors.

(a)                                            Except as provided in Section 2(d) of this Article XI, the Company shall indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

(i) The person conducted himself or herself in good faith; and

(ii) The person reasonably believed:

(A)                              In the case of conduct in an official capacity with the Company, that his or her conduct was in the Company’s best interests; and

(B)                                In all other cases, that his or her conduct was at least not opposed to the Company’s best interests; and

(iii)                     In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

(b)                                           A director’s conduct with respect to any employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of Section 2(a)(ii)(B) of this Article XI. A director’s conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of Section 2(a)(i) of this Article XI.

(c)                                  The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section 2 of this Article XI.

(d)                                 Except to the extent authorized by a court as provided in Section 5 of this Article XI, the Company may not indemnify a director under this Section 2 of this Article XI:

(i)                                     In connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company; or

(ii)                                  In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

(e)                                            Indemnification permitted under this Section 2 of this Article XI in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

Section 3.  Mandatory Indemnification of Directors. The Company shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

Section 4.  Advance of Expenses to Directors.

(a)                                  The Company shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(i)                                     The director furnishes to the Company a written affirmation of the director’s good faith belief that he or she has met the standard of conduct described in Section 2 of this Article XI.

(ii)                                  The director furnishes to the Company a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

(iii)                               A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article XI.

(b)                                           The undertaking required by Section 4(a)(ii) of this Article XI shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(c)                                            Determinations and authorizations of payments under this Section 4 of this Article XI shall be made in the manner specified in Section 6 of this Article XI.

Section 5.  Court-Ordered Indemnification of Directors. A director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

(i)                                     If it determines that the director is entitled to mandatory indemnification under Section 3 of this Article XI, the court shall order indemnification, in which case the court shall also order the Company to pay the director’s reasonable expenses incurred to obtain court-ordered indemnification.

(ii)                                  If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 2(a)  of this Article XI or was adjudged liable in the circumstances described in Section 2(d) of this Article XI, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in Section 2(d) of this Article XI is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court ordered indemnification.

Section 6.  Determination and Authorization of Indemnification of Directors.

(a)                                       Except to the extent authorized by a court as provided in Section 5 of this Article XI, the Company shall not indemnify a director under Section 2 of this Article XI unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 2 of this Article XI. The Company shall not advance expenses to a director under Section 4 of this Article XI unless authorized in the specific case after written affirmation and undertaking required by Section 4(a)(i) and 4(a)(ii) of this Article XI are received and the determination required by Section 4(a)(iii) of this Article XI has been made.

(b)                                      The determinations required by Section 6(a) of this Article XI shall be made:

(i)                                     By the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

(ii)           If a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

(c)           If a quorum cannot be obtained as contemplated in Section 6(b)(i) of this Article XI, and a committee cannot be established under Section 6(b)(ii) of this Article XI, or even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by Section 6(a) of this Article XI shall be made.

(i)            By independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in Section 6(b)(i) or 6(b)(ii) of this Article XI, or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board of Directors; or

(ii)           By the stockholders.

(d)           Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is required or permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7.  Indemnification of Officers, Employees, Fiduciaries and Agents.

(a)           The Company may indemnify and advance expenses to an officer to the same extent as a director.

(b)           The Company may indemnify and advance expenses to an employee, fiduciary or agent of the Company to the same extent as to a director.

(c)           The Company may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than is provided in these bylaws, if not inconsistent with public policy, and if provided for by general or specific action of its Board of Directors of stockholders or by contract.

Section 8.  Insurance. The Company may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Company or who, while a director, officer, employee, fiduciary or agent of the Company, is or was serving at the request of the Company as a director, partner, officer, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary or agent, whether or not the Company would have power to indemnify the person against the same liability under Sections 2, 3, or 7 of this Article XI. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Company has an equity or any other interest through stock ownership or otherwise.

Section 9.  Notice to Stockholders of Indemnification of Director. If the Company indemnifies or advances expenses to a director under this Article XI in connection with a proceeding by or in the right of the Company, the Company shall give written notice of the indemnification or advance to the stockholders with or before the notice of the next stockholders meeting. If the next stockholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the stockholders at or before the time the first stockholder signs a writing consenting to such action.

ARTICLE XII.

Miscellaneous

Section 1.  Amendments. These By-Laws, as they shall be at any time, may be amended, altered or repealed by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting if the proposed amendment, alteration or repeal is stated in the notice of the special meeting; provided that in no event shall any amendment, alteration or repeal of any By-Law in any manner impair, or impair the intent of, or be inconsistent with, the Certificate of Incorporation of the Company.

Section 2.  Amendment of Certain By-Laws. Notwithstanding any other provision of these By-Laws, the affirmative vote of 100% of the members of the Board of Directors of the Company and the affirmative vote of each of the directors required by Section 7 of the Certificate of Incorporation of the Company shall be required in order to amend, modify or delete Article II, Sections 2, 3, 5, 6, 9 or 10 or Article XII, Sections 1 or 2 of these By-Laws, or to adopt any by-law which would have the substantive effect of amending, modifying or deleting Article II, Sections 2, 3, 5, 6, 9 or 10 or Article XII, Sections 1 or 2 of these By-Laws; provided that, if there shall not be directors required by Section 7 of the Certificate of Incorporation of the Company then in office and acting, a vote upon any matter set forth in this Article XII, Section 2 shall not be taken unless and until a director meeting the requirements of Section 7 of the Certificate of Incorporation of the Company shall have been elected.